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                                                                     EXHIBIT 4.2

                          FACILITY MORTGAGEE AGREEMENT

     THIS FACILITY MORTGAGEE AGREEMENT (this "Agreement"), dated as of August 28, 2002, between MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), AHM RES II LIMITED PARTNERSHIP, a Virginia limited partnership ("Tenant"), APPLE HOSPITALITY TWO, INC., a Virginia corporation ("Apple"), and LASALLE BANK NATIONAL ASSOCIATION (f/k/a LASALLE NATIONAL BANK), AS TRUSTEE FOR NOMURA ASSET SECURITIES CORPORATION COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MD V ("Lender").

                                    RECITALS

     A. The Borrower and the Lender are parties to the "Loan Documents" as defined in the Definitional Appendix attached hereto and incorporated herein (the "Definitional Appendix"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Definitional Appendix.

     B. Pursuant to that certain Acknowledgement Waiver, Consent and Amendment (the "Consent Agreement") dated as of August 28, 2002, between the Lender and the Borrower, the Lender has granted its consent under the Loan Documents to permit the consummation of the transactions described in the Consent Agreement as the "Merger", the "Leasing Transactions" and the "Management Agreement Transactions" (the Merger, the Leasing Transactions and the Management Agreement Transactions are hereinafter from time to time referred to collectively as the "Transactions").

     C. It is a requirement of the Consent Agreement that this Agreement be executed and delivered by the parties hereto on or prior to the effective date of the Master Lease (as defined hereinafter).

     D. As part of the Transactions, the Borrower and the Tenant are entering into that certain Master Hotel Lease Agreement of even date herewith pursuant to which, among other things, the Borrower will lease to the Tenant the "Facilities" (as defined in the Definitional Appendix) and will grant certain other rights and interests to the Tenant with respect to related property of the Borrower (as such Master Hotel Lease Agreement may hereafter be modified, amended, supplemented or restated, the "Master Lease"). The Tenant and the Borrower both expect to benefit substantially and materially from the Master Lease.

     E. Apple is the indirect owner of one hundred percent (100%) of the common stock in AHM Res II GP, Inc., a Virginia corporation, and AHM Res II LP, Inc., a Virginia corporation, which collectively own one hundred percent (100%) of the partnership interests in Tenant. Apple is the owner of one hundred percent (100%) of the common stock in AHT Res II GP, Inc., a Virginia corporation, and AHT Res II LP, Inc., a Virginia corporation, which collectively own one hundred percent (100%) of the partnership interests in Borrower. Apple expects to benefit substantially and materially from the consummation of the Transactions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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           1. Subordination. The Master Lease and any and all of its terms and provisions are and shall be subject and subordinate to the Loan Documents, and any amendments, modifications, extensions and renewals thereof. In the event that there is any conflict between the terms of the Master Lease and the terms of the Loan Documents, the Loan Documents shall control, and the Borrower shall not be deemed to be in default under the Master Lease so long as it is complying with the terms of the Loan Documents. The Tenant acknowledges that it has received and reviewed copies of the Loan Documents on or prior to the date hereof and agrees to operate the Facilities in compliance with the terms of the Loan Documents. All amounts now or in the future due to the Tenant from the Borrower under the Master Lease, this Agreement or any other document, instrument, agreement, arrangement or understanding between the Borrower and the Tenant with respect to any of the foregoing or any of the Facilities, shall be subject and subordinate at all times to any amounts due to the Lender from the Borrower under the Loan Documents. The parties hereto acknowledge that the Loan is cash managed and hereby expressly agree to be bound by the Cash Management Procedures (as defined in the Loan Documents) set forth in the Loan Documents.

           2. Lender's Continuing Security Interest. Subject to the terms of
Section 4 hereof, the Tenant hereby acknowledges and agrees for the benefit of the Lender and the Borrower that:

                (a) all rights acquired by Tenant from Borrower under the Master Lease shall be, at the time of Tenant's acquisition thereof, and shall remain at all times while the Security Documents remain in effect, encumbered by and subject to the continuing Security Interest of the Lender under the Security Documents, in each case in the same manner, with the same priority and to the same extent as if the Borrower continued to possess such rights;

                (b) all property acquired by the Tenant from or on behalf of Borrower at any time and from time to time pursuant to the Master Lease, including, but not limited to the Tenant's interest in the Leased Property consisting of personalty and Lessee's Personal Property (as those terms are defined in the Master Lease), together with any replacements thereof (collectively, the "Subject Assets" and each, individually, a "Subject Asset"), shall be at the time of the Tenant's acquisition thereof, and shall remain at all times while the Security Documents remain in effect, encumbered by and subject to the continuing Security Interest of the Lender under the Security Documents, in each case in the same manner, with the same priority and to the same extent as if the Borrower continued to own such assets; and

                (c) the Lender shall continue to have and to be entitled to exercise all such rights and remedies in respect of each Subject Asset owned or leased by the Tenant as the Lender would have and be entitled to exercise if the Borrower continued to own or lease such Subject Asset.

           3. Financing Statements. Subject to the terms of Section 4 hereof, the Tenant hereby authorizes the Lender, its counsel or representatives, at any time and from time to time, to file: (a) Uniform Commercial Code financing statements, which shall be substantially in the form set forth in Exhibit A hereto, naming the Tenant as debtor and the Lender as the secured party, and (b) such other financing statements, continuation statements, certificates and other documents pursuant to the Uniform Commercial Code and otherwise as either the Borrower or the Lender may reasonably request at any time and from time to time to give notice of and/or to give effect to the terms of Section 2 hereof. The Tenant hereby consents to the filing and/or recordation of all such financing statements, continuation statements, certificates and other documents in all public

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offices wherever the Borrower or the Lender deems filing or recordation to be necessary or desirable. The Tenant further grants to each of the Borrower and the Lender the right, at their respective option, to file and/or record any and all such financing statements, continuation statements, certificates and other documents pursuant to the Uniform Commercial Code and otherwise, without the Tenant's signature, and irrevocably appoints each of the Borrower and the Lender as the Tenant's attorney-in-fact (which appointment is coupled with an interest) to execute in the Tenant's name any such statement, certificate or document that the Tenant fails to execute and deliver to the party requesting same within five
(5) business days after such request is made in writing.

           4. No Liability of Tenant to Lender under the Loan Documents. Nothing contained in this Agreement or in any financing statement, continuation statement, certificate or document executed and delivered by the Tenant pursuant to Section 3 hereof shall be understood to require or cause the Tenant to assume, undertake or otherwise become liable to the Lender for any indebtedness or any other obligation or liability of the Borrower under any of the Loan Documents. The Tenant shall have the right to include a statement to the foregoing effect in any financing statement, continuation statement, certificate or document executed by or in the name of the Tenant pursuant to Section 3 hereof. Notwithstanding the foregoing, but subject to the terms of the immediately succeeding sentence, the Tenant covenants to the Borrower to perform and comply with all obligations and requirements relating to the Subject Assets under the Loan Documents as to which the Borrower shall have given the Tenant written notice; it being agreed that the Borrower's delivery to the Tenant of a copy of the Loan Documents, or any of them, shall constitute such written notice with respect to the contents of the documents or document so delivered. The Tenant shall not unreasonably withhold its consent to any amendment to the Master Lease reasonably required by the Lender, provided that such amendment does not (a) increase the Tenant's rental obligations or other financial obligations under the Master Lease, or (b) have a material adverse effect upon the Tenant's rights under the Master Lease, or (c) materially increase the Tenant's non-economic obligations under the Master Lease, or (d) decrease the Borrower' s obligations under the Master Lease.

           5. No Disposition of Subject Assets.

                (a) The Tenant hereby covenants not to sell, lease, assign, transfer or otherwise dispose of any of the Subject Assets or any interest therein (any such act, a "Disposition"), except that the Tenant may make such Dispositions of Subject Assets as shall (i) occur in the ordinary course of the Tenant's business with respect to the use and replacement of Subject Assets, provided, that the property disposed of is replaced with property of similar utility and value, or (ii) be required or contemplated by the Master Lease and Tenant Security Agreement upon the expiration or termination of the Master Lease; provided, however, that, in the case of clauses (i) and (ii), any such Disposition shall be made in compliance with all other applicable provisions of this Agreement and the terms of the Master Lease, the Tenant Security Agreement and the Loan Documents. The Tenant acknowledges that the Management Agreement has been assigned to the Tenant subject to the prior assignment to the Lender under the Loan Documents.

                (b) The Tenant covenants to maintain all permits and licenses assigned to it as an "Assigned Agreement" in full force and effect. In the event that the Tenant maintains any such permit or license in its own name or in any name other than the Borrower's name (or the Manager's name, if such permit or license was held in the Manager's name prior to the commencement date of the Master Lease), the Tenant agrees to so notify the Borrower and the Lender and to execute and deliver such documents as the Borrower or the Lender may reasonably

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request to grant to the Borrower, a security interest in such permit or license to secure the Tenant's obligations under the Master Lease. The Borrower shall, in turn, execute and deliver such documents as the Lender may reasonably request to evidence or confirm under the Security Documents, the Supplemental Security Agreement and the Supplemental Assignment of Leases and Rents, between the Borrower and the Lender, or to grant to the Lender, a collateral assignment of such security interest in such permit or license as further security for the Borrower's obligations under the Loan Documents.

           6. No Security Interests; Tenant's Limited Purpose. The Tenant covenants to the Lender that it shall not create, incur, assume or permit to continue in existence, and shall promptly discharge at its expense, any Security Interest (other than in favor of Borrower or Lender) arising by reason of any action or omission by the Tenant or its agents, employees or representatives in any Subject Assets, owned or leased by the Tenant during the term of the Master Lease. So long as the Loan is outstanding, Tenant agrees that Tenant's sole business shall be the leasing, operation and management of the Facilities and related activities associated with the Facilities, and the performance of its obligations under the Master Lease, hereunder and under the other agreements of Tenant of even date herewith.

           7. No Modification of Certain Documents. Each of the Borrower and the Tenant hereby covenants to the Lender that, without the Lender's prior written consent, such party shall not amend, modify or waive (or agree or consent to any amendment, modification or waiver of) any of the terms of the Master Lease, any of the financing statements, continuation statements, certificates and other documents referred to in Section 3 hereof in any manner that would adversely affect the value, validity, perfection or priority of Lender's Security Interest under the Loan Documents or its rights under any of the Loan Documents; any amendment, modification or waiver (or agreement or consent thereto) made in violation of this section shall, at the Lender's election, be void as to the Lender.

           8. Lender's Right to Terminate the Master Lease in the Event of Foreclosure. The Borrower and the Tenant hereby confirm and covenant to the Lender that, in the event of a Foreclosure, in addition to such other rights and remedies as the Lender may have, the Lender shall have the right to terminate the Master Lease. Notwithstanding anything to the contrary contained in the Master Lease (including, without limitation, the provisions of Section 2.2 thereof), in the event that the Lender elects to terminate the Master Lease in connection with a Foreclosure, Borrower and Tenant hereby acknowledge and agree that neither Lender nor any subsequent purchaser following a Foreclosure shall have any monetary obligation(s) to Tenant, whatsoever.

           9. Certain Provisions Applicable to Termination of the Master Lease. As an accomodation to Borrower, Lender consented to the Transactions and, in connection therewith, the conveyance of the Subject Assets to Tenant during the term of the Master Lease. To ensure that Lender's rights under the Security Documents are in no way diminished as a result of its consent to the Transactions, Borrower, the Tenant and Apple hereby agree and confirm for the benefit of the Lender that, in the event the Master Lease expires or is terminated in accordance with its terms or the terms of this Agreement:

                (a) Tenant shall, at no cost or expense to Borrower or Lender, vacate and surrender the Subject Assets to Borrower or Lender (as applicable) in substantially the same condition in which the Subject Assets were in on the effective date of the Master Lease, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of the Master Lease, reasonable wear and tear excepted;

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                (b) Tenant shall transfer (or use its good faith efforts to cause to be transferred) to and cooperate with Lender or Lender's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the use and operation of the Facilities as then operated.

                (c) If requested by Lender, Tenant shall continue to manage one or more of the Facilities after the expiration of the term of the Master Lease for up to one hundred eighty (180) days, on such reasonable terms (which shall include an agreement to reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs), as Lender shall reasonably request.

          10. Certain Obligations of Apple.

                (a) In the event of a termination of the Master Lease, Apple hereby unconditionally and absolutely guarantees to Borrower the satisfaction of the obligations and punctual payment of amounts due to the Borrower referred to in Sections 5(a), 9(a) and 13(b) hereof (collectively, the "Tenant Obligations").

                (b) Apple hereby waives diligence, presentment, protest, notice of dishonor, demand, extension of time for payment, notice of non-payment at maturity and indulgences and notices of every kind, and consents to any and all forbearances and extensions of time of payment of any monetary Tenant Obligations, and to any and all changes in terms, covenants and conditions of this Agreement, the Consent Agreement, the Master Lease, or the Loan Documents (collectively, the "Agreements"). Apple shall remain liable as a principal with respect to its obligations to the Lender under this Section 10 until the Tenant Obligations have been paid and performed in full, notwithstanding any act, omission or thing (other than a future, valid defense of Tenant against Borrower) which might otherwise operate as a legal or equitable discharge of Apple.

                (c) Apple agrees for the benefit of the Tenant that Apple's obligation to satisfy the Tenant's Obligations shall not be impaired, modified, changed, released or limited in any manner whatsoever by (i) any impairment, modification, change, release or limitation of the liability of the Tenant or Borrower or their respective estates in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court and (ii) Tenant's disposition of the Subject Assets in contravention of this Agreement or the Master Lease.

                (d) Apple agrees that its obligations to the Borrower under this
Section 10 are independent of the obligations of the Tenant and that a separate action or actions may be brought and prosecuted against it regardless of whether any action is or can be brought against the Tenant or whether the Tenant is or can be joined in any such action or actions. Apple waives the benefit of any statute of limitations, surety's defenses or other defenses (other than a future, valid defense of Tenant against Borrower) affecting its liability to the Borrower hereunder or the enforcement hereof by the Borrower or any third party claiming through or under the Borrower.

                (e) Apple agrees that in the event the Borrower retains or engages an attorney or attorneys to enforce the terms of this Section 10, Apple will reimburse the Borrower if the Borrower is the prevailing party in such enforcement action, for all expenses incurred by such other party, including reasonable attorneys' fees and disbursements, in successfully prosecuting such enforcement action

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                        (f) Apple hereby acknowledges and agrees that the
guarantees provided by Apple to Borrower in this Section 10 have been collaterally assigned to Lender pursuant to the Loan Documents and Apple further acknowledges and agrees that the terms of this Section 10 shall inure to the benefit of and may be enforceable by the Lender, its successors, transferees and assigns under this Agreement, and shall be binding upon and enforceable against Apple and Apple's successors or assigns.

                        (g) Apple agrees with the Lender not to exercise any right of subrogation whatever with respect to the payment and performance obligations of the Borrower under the Agreements or to any collateral securing such payment and performance obligations unless all obligations of the Borrower to the Lender have been paid and performed in full.

                        (h) Apple agrees that the Lender shall have the full right, in its sole discretion and without any notice to or consent from Apple, from time to time and at any time and without affecting, impairing or discharging, in whole or in part, the liability of Apple hereunder: (i) to make or consent to any change, amendment or modification whatsoever of any of the terms or conditions of the Agreements (other than this Agreement); (ii) to extend, or consent to the extension of, in whole or in part, by renewal or otherwise, and on one or any number of occasions, the time for the payment of any amount pursuant to any one or more of the Agreements or for the performance of any term or condition of any one or more of the Agreements; (iii) to settle, compromise, release, substitute, surrender, modify or impair, to enforce and exercise, or to fail or refuse to enforce or exercise, any claims, rights or remedies, of any kind or nature, which the Lender may at any time have against the Borrower the Tenant, or with respect to any Security Interest of any kind held by the Lender at any time, whether under any one or more of the Agreements or otherwise and to collect and retain or liquidate any collateral subject to any such Security Interest, whether under this Agreement or otherwise; and (iv) to apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lender (as the case may be) regardless of what liabilities of the Borrower remain unpaid.

                        (i) Apple agrees that service of process may be made upon it by registered mail (return receipt requested) directed to Apple at its address designated for notice in accordance with Section 13(c) hereof, and service so made upon Apple shall be deemed to be completed upon receipt by Apple (or refusal of Apple to accept delivery). Nothing in this Section 10 shall affect the right of the Lender or the Tenant to serve legal process in any other manner permitted by law.

                        (j) Apple agrees with the Lender that the terms of this
Section 10 constitute a continuing obligation. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other agreement, power or privilege; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                11. Representations and Warranties.

                        (a) Each of the Borrower, the Tenant and Apple hereby covenants, represents and warrants to the Lender and to each other that (i) such party has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder, and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all necessary partnership or limited liability company (as

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applicable) action of such party, and no consent or approval of any third party which has not been obtained and which is not still in effect is required as a condition to the validity or enforceability hereof or thereof; (ii) this Agreement has been duly executed and delivered by such party; (iii) this Agreement constitutes the valid and legally binding obligations of such party, fully enforceable against such party in accordance with its terms, subject to bankruptcy and other laws affecting the rights of creditors generally and the application of general principles of equity; and (iv) the execution, delivery and performance by such party of this Agreement will not violate (A) any applicable provision of law or any order, rule or regulation of any court or governmental authority, or (B) in any material respect, any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which such party is a party or by which such party, or any of such party's property, is bound.

                        (b) Each of Each of the Borrower, the Tenant and Apple hereby acknowledges and agrees that this Agreement is a "Trasaction Document" as that term is defined in the Loan Agreement.

                        (c) Tenant hereby represents and warrants to, and covenants with, Lender that, for so long as any indebtedness remains outstanding under the Loan Documents, Tenant shall, Tenant shall cause AHM Res II GP, Inc., a Virginia corporation ("General Partner") to:

                                (i)    maintain its books and records and bank
accounts separate from any other person or entity (except that, for accounting and reporting purposes, the Tenant may be included in the consolidated financial statements of an equity owner of the Tenant in accordance with generally accepted accounting principles);

                                (ii)   maintain an arm's length relationship
with affiliates and any other party furnishing services to it;

                                (iii)  maintain its books, records, resolutions
and agreements as official records;

                                (iv)   with respect to Tenant, conduct is
business in its own name and through its own authorized officers and agents, and, with respect to General Partner, conduct is business in its own name and through its own authorized officers and agents, subject to the approval and direction of its board of directors as provided in the Amended and Restated Articles of Incorporation of General Partner, which shall include at least one Independent Director (as that term is defined in Amended and Restated Articles of Incorporation of General Partner);

                                (v)    prepare and maintain its financial
statements, accounting records and other documents separate from those of any other person or entity (except for inclusion in consolidated financial statements of an equity owner, as described in clause (a) immediately above);

                                (vi)   pay its own liabilities out of its own
funds and other assets.

                                (vii)  observe all formalities necessary to
maintain its identity as an entity separate and distinct from all of its affiliates;

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                                (viii) participate in the fair and reasonable
allocation, and pay its share, of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities;

                                (ix)   use its own stationery, invoices and
checks (except when acting in a representative capacity, in which event such capacity shall be disclosed);

                                (x)    hold and identify itself as a separate
and distinct entity under its own name and not as a division or part of any other person or entity (except for inclusion in consolidated financial statements of an equity owner, as described in clause (i) immediately above);

                                (xi)   hold its assets in its own name; and

                                (xii)  maintain adequate capital for the conduct
of its business.

                        (d) Tenant hereby represents and warrants to, and covenants with, Lender that, for so long as any indebtedness remains outstanding under the Loan Documents, neither Tenant nor General Partner shall:

                                (i)    seek or consent to any dissolution,
winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets;

                                (ii)   fail to correct any known
misunderstanding regarding its separate identity;

                                (iii)  commingle its funds or other assets with
those of any other person or entity that has held its assets in its own name;

                                (iv)   assume or guarantee or become obligated
for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity;

                                (v)    acquire obligations or securities of its
partners (other than any note of a partner held by the Partnership to provide adequate capital for operation of its business);

                                (vi)   pledge any of its assets for the benefit
of any other person or entity (except as disclosed in accordance with the Loan Agreement);

                                (vii)  make any loans to any other person or
entity;

                                (viii) identify its partners or any of its
affiliates as a division or part of it (except for inclusion in consolidated financial statements of an equity owner);

                                (ix)   engage (either as transferor or
transferee) in any material transaction with any affiliate other than for fair value and on terms similar to those obtainable in arms-length transactions with unaffiliated parties (other than the Master Lease), or engage in any transaction with any affiliate involving any intent to hinder, delay or defraud any entity;

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                                (x)    engage in any business activity or
operate for any purpose other than as stated in Section 1.2 of the Amended and Restated Agreement of Limited Partnership of Tenant and Section 2.2 of the Amended and Restated Articles of Incorporation of General Partner; or

                                (xi)   without the consent of General Partner
(as granted in accordance with its organizational documents, including any requirements thereof with respect to approval by independent directors) with respect to Tenant, or without the unanimous and affirmative vote of its board of directors (including, without limitation, the Independent Director as required by Section 6.1(d) of the Amended and Restated Articles of Incorporation of General Partner) with respect to General Partner, file a bankruptcy or insolvency petition or otherwise institute bankruptcy proceedings.

                        (e) Apple hereby represents and warrants to, and covenants with, Lender that, for so long as any indebtedness remains outstanding under the Loan Documents, Apple shall be the direct or indirect owner of one hundred percent (100%) of the beneficial ownership interests in Borrower and Tenant.

                12. Certain Other Rights of Lender.

                        (a) The Borrower hereby confirms to the Lender that the Security Interest created by, and the Borrower's rights under, the Tenant Security Agreement are subordinate to the Security Interest of the Lender with respect to the Subject Assets under the Security Documents. The Tenant hereby acknowledges that the Borrower has pledged and assigned to the Lender, as additional security for the Borrower's obligations under the Loan Documents, the Borrower's rights and interest in respect of the Master Lease, including, without limitation, the Security Interest granted by the Tenant to the Borrower under the Tenant Security Agreement with respect to any and all "Lessee's Personal Property" (as such term is defined in the Master Lease).

                        (b) If the Lender exercises any of its rights or remedies under any of the Security Documents in connection with the occurrence of an Event of Default, the Tenant shall, upon notice from the Lender advising the Tenant of such Event of Default and the relevant provisions of such Security Document, comply with all lawful and reasonable instructions of the Lender with respect to the Lender's exercise of such rights or remedies without requiring that the Lender prove the occurrence or continuation of such Event of Default. The Borrower shall reimburse the Tenant for its reasonable out-of-pocket costs incurred in connection with such compliance.

                        (c) The Borrower and the Tenant hereby acknowledge that the Borrower, subject to the central cash management procedures set forth in the Loan Documents, has the right to collect and receive all rents under the Master Lease pursuant to a license granted to the Borrower by the Lender under the Security Documents. Without limiting the terms of Section 12(b) hereof, the Borrower and the Tenant hereby agree that if the Tenant receives notice from the Lender that the Borrower's license to collect and receive such rents has been terminated, the Tenant shall, upon receipt of said notice and from that time forward, pay all unpaid rents under the Master Lease directly to the Lender or as instructed by the Lender.

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                13. Miscellaneous Provisions.

                        (a) Further Assurances. Each party hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested by any other party hereto in order fully to effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of transactions contemplated hereby.

                        (b) Certain Foreclosure Expenses. The Borrower hereby agrees to reimburse the Lender, any purchaser in foreclosure or transferee by deed in lieu of foreclosure or other party claiming under any of the foregoing for all direct out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by such person or entity in obtaining title to and possession of any of the Subject Assets that shall not be returned to Borrower by Tenant upon the termination of the Master Lease by the Lender in connection with such Foreclosure. Amounts to be reimbursed by the Borrower pursuant to the immediately preceding sentence shall be paid by the Borrower within 10 days after receipt of written demand therefor accompanied by reasonable evidence of the amount owed. Tenant hereby agrees to reimburse the Borower for all costs reasonably incurred by Borrower in connection with the satisfaction of Borrower's obligations to Lender as set forth in this Section 13(b).

                        (c) Notices. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with computer generated acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier). All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day. All such notices shall be addressed:

If to the Borrower to:        Marriott Residence Inn II Limited Partnership
                              c/o  Apple Hospitality Two, Inc.
                              10 South Third Street
                              Richmond, Virginia  23219
                              Attention: Glade Knight

with a copy to:               Jenkens & Gilchrist, P.C.
                              1445 Ross Avenue, Suite 3200
                              Dallas, Texas  75202
                              Attention: Tom Davis, Esq.

If to the Lender to:          c/o CapMark Services, L.P.
                              245 Peachtree Center Avenue, N.E.
                              Suite 1800
                              Atlanta, Georgia  30303
                              Attention:  Servicing Department for Series
                              1996-MD V

If to the Tenant to:          AHM Res II Limited Partnership
                              c/o  Apple Hospitality Two, Inc.
                              10 South Third Street
                              Richmond, Virginia  23219
                              Attention: Glade Knight

with a copy to:               Jenkens & Gilchrist, P.C.
                              1445 Ross Avenue, Suite 3200
                              Dallas, Texas  75202
                              Attention: Tom Davis, Esq.

If to Apple to:               Apple Hospitality Two, Inc.
                              10 South Third Street
                              Richmond, Virginia  23219
                              Attention: Glade Knight

with a copy to:               Jenkens & Gilchrist, P.C.
                              1445 Ross Avenue, Suite 3200
                              Dallas, Texas  75202
                              Attention: Tom Davis, Esq.


By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

                        (d) Waivers. No waiver of, or consent to, a variation from the requirements of any provision of this Agreement by any party hereto shall be effective unless made in a written instrument duly executed on behalf of such party by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived. No single or partial exercise by any party of any right under this Agreement, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or of any other right under this Agreement.

                        (e) Termination of Lender's Rights. All continuing rights of the Lender hereunder, and all covenants and agreements of the other parties hereto under this Agreement to the extent they inure to the benefit of the Lender, shall terminate and lapse, without any further action being necessary, at such time as the Borrower has performed and satisfied all of its obligations under the Loan Documents (or, if earlier, at such time as there are no Security Documents that remain in effect); provided, however, that any rights and claims of the Lender accruing hereunder on or prior to such time shall remain in full force and effect. This Agreement shall not be terminated by a foreclosure, but shall remain in full force and effect.

                        (f) Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. This Agreement may not be assigned by the Borrower, the Tenant or Apple without the prior written consent of each of the other parties hereto.

                        (g) Waiver of Trial by Jury. To the maximum extent permitted by law, each party hereto hereby waives any right that it may have to a trial by jury of any dispute (whether a claim in tort, contract, equity or otherwise) arising under or related to this Agreement or any related matters, and agrees that any such dispute shall be tried before a judge sitting without a jury.

                        (h) Severability. In the event that any term or provision of this Agreement or any other Loan Document shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority or agency having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that governmental authority or agency of the remaining terms and provisions of this Agreement and the other Loan Documents, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other governmental authority or agency of any of the terms and provisions of this Agreement and the other Loan Documents.

                        (i) Schedules and Exhibits; Modification. The exhibits and schedules hereto are incorporated herein by this reference as if set out in full herein. This Agreement may not be modified, deleted or amended in any manner except by agreement in writing executed by all of the parties hereto.

                        (j) Construction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction); it being understood, however, that to the extent that this Agreement refers to any right or obligation of a party hereto under any other agreement, such right or obligation shall be governed by and construed in accordance with the governing law provided in such other agreement. Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are hereby relying (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York.

                        (k) Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                        (l) Execution. This Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

                14. Defaults and Remedies. The breach of any representation or warranty in this Agreement by the Borrower, the Tenant or Apple, or the failure of the Borrower, the Tenant or Apple to observe any condition or covenant of this Agreement, if such failure is not remedied within 30 days after the Borrower receives notice thereof from the Lender (which 30-day period shall be subject to extension as provided in the Mortgages), shall constitute an Event of Default under the Loan Documents, following which the Lender shall be entitled to avail itself of any and all remedies available to the Lender under and in accordance with the Loan Documents.

                15. Restrictions on Transfer of Beneficial Interest in Tenant. No transfer or assignment which results in the direct or indirect transfer (other than to another affiliate of Apple) of fifty percent (50%) or more of the beneficial interests in Tenant will be effective unless Tenant has first obtained Lender's written consent, which shall not be unreasonably withheld.

                [End of Agreement. Signatures on following page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf by its duly authorized representative, all as of the day and year first above written.

                                       BORROWER:

                                       MARRIOTT RESIDENCE INN II LIMITED
                                       PARTNERSHIP, a Delaware limited
                                       partnership

                                       By: AHT Res II GP, Inc.., a Virginia
                                           corporation, its General Partner

                                           By: /s/ Glade M. Knight
                                              ----------------------------------

                                           Name:   Glade M. Knight
                                                --------------------------------

                                           Its:          CEO
                                               ---------------------------------

                                       TENANT:

                                       AHM RES II LIMITED PARTNERSHIP, a
                                       Virginia limited partnership

                                       By: AHM Res II GP, Inc., a Virginia
                                           corporation, its general partner


                                           By: /s/ Glade M. Knight
                                              ----------------------------------

                                           Name:   Glade M. Knight
                                                --------------------------------

                                           Its:          CEO
                                               ---------------------------------

                                       APPLE:

                                       APPLE HOSPITALITY TWO, INC., a
                                       Virginia corporation


                                           By: /s/ Glade M. Knight
                                              ----------------------------------

                                           Name:   Glade M. Knight
                                                --------------------------------

                                           Its:          CEO
                                               ---------------------------------

                                       LENDER:

                                       LASALLE BANK NATIONAL ASSOCIATION (f/k/a
                                       LASALLE NATIONAL BANK), AS TRUSTEE FOR
                                       NOMURA ASSET SECURITIES CORPORATION
                                       COMMERCIAL MORTGAGE PASS-THROUGH
                                       CERTIFICATES, SERIES 1996-MD V

                                       By: CapMark Services, L.P., a Texas
                                           limited partnership

                                           By:  Pearl Mortgage, Inc., a Delaware
                                                corporation, its sole general
                                                partner

                                                By: /s/ Laurie Davesta
                                                   -----------------------------

                                                Name:   Laurie Davesta
                                                     ---------------------------

                                                Title:  Servicing Officer
                                                      --------------------------

                                                         [CORPORATE SEAL]

                              Definitional Appendix

         "Agreements" has the meaning ascribed to such term in Section 10(b) hereof.

         "Assigned Agreements" has the meaning ascribed to such term in Exhibit A hereto.

         "Borrower" has the meaning ascribed to such term in the heading of this Agreement.

         "Consent Agreement" has the meaning ascribed to such term in the Recitals to this Agreement.

         "Facilities" means the Property and the buildings and improvements located thereon.

         "Definitional Appendix" means this Definitional Appendix.

         "Disposition" has the meaning ascribed to such term in Section 5 hereof.

         "Event of Default" means any event or circumstance constituting an Event of Default under the Loan Documents.

         "Foreclosure" means any transfer of ownership of the Facilities and/or related assets (whether by foreclosure, deed in lieu of foreclosure, exercise of a power of sale or otherwise) resulting from the Lender's exercise of its rights and remedies under the Loan Documents or at law in connection with an Event of Default under the Loan Documents.

         "Lender" has the meaning ascribed to such term in the heading of this Agreement.

         "Loan" has the meaning ascribed to such term in the Consent Agreement.

         "Loan Agreement" has the meaning ascribed to such term in the Consent Agreement.

         "Loan Documents" has the meaning ascribed to such term in the Consent Agreement.

         "Manager" means Residence Inn by Marriott, Inc., or its successors or assigns under the Management Agreement.

         "Management Agreement" means that certain Amended and Restated Management Agreement dated August 28, 2002, by and between Tenant and Manager.

         "Master Lease" has the meaning ascribed to such term in the Recitals to this Agreement.

         "Mortgages" has the meaning ascribed to such term in the Consent Agreement.

         "Property" has the meaning ascribed to such term in the Consent Agreement.

         "Security Documents" means collectively all mortgages, fixture filings, security agreements, collateral assignments, assignments of leases and rentals, financing statements and continuation statements under the Uniform Commercial Code or otherwise and other agreements, instruments and documents forming part of the Loan Documents (together with any amendments, restatements, continuations, extensions, renewals or replacements of any of the foregoing) which create a Security Interest against property (including, without limitation, after-acquired property) of the Borrower in favor of the Lender to secure the performance by Borrower of any or all of its obligations under the Loan Documents.

         "Security Interest" means any lien, charge, mortgage or encumbrance (other than statutory liens for unpaid taxes and other amounts not yet due) on, or security interest in, or pledge or deposit of, or conditional sale or other title retention agreement relating to, or other interest in, property that secures the performance of an obligation.

         "Subject Asset" and "Subject Assets" have the respective meanings ascribed to such terms in Section 2(b) hereof.

         "Supplemental Assignment of Leases and Rents" means that certain Supplemental Assignment of Leases and Rents, dated August 28, 2002, by and between Borrower and Lender.

         "Supplemental Security Agreement" means that certain Supplemental Security Agreement dated August 28, 2002, by and between Borrower and Lender.

         "Tenant Obligations" has the meaning ascribed to such term in Section 10(a).

         "Tenant Security Agreement" means that certain Tenant Security Agreement dated August 28, 2002, by and between Tenant and Borrower.

         "Uniform Commercial Code" means the Uniform Commercial Code in effect in the State of where any of the Property is located from time to time while any of the Security Documents remain in effect.

                                    Exhibit A

                                                           Exhibit A to Facility
                                                             Mortgagee Agreement

DEBTOR:           AHM RES II LIMITED PARTNERSHIP

SECURED PARTY:    LASALLE BANK NATIONAL ASSOCIATION (f/k/a LASALLE NATIONAL
                  BANK), AS TRUSTEE FOR NOMURA ASSET SECURITIES CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES
                  1996-MD V

                                   SCHEDULE A

         This Financing Statement covers all of Debtor's right, title and interest in and to all Initial Working Capital and all rights under the Assigned Agreements, whether now owned or hereafter acquired, and any and all replacements, products and proceeds (including, without limitation, insurance proceeds) thereof.

         For purposes hereof:

         "Assigned Agreements" shall mean:

                (i) All contracts for the use or occupancy of guest rooms and/or the meeting, dining, banquet, and spa and health facilities of the Facilities;

                (ii) All service and maintenance contracts, equipment leases, purchase orders and other contracts pertaining to the ownership, maintenance, operation, provisioning or equipping of the Facilities, including warranties and guaranties relating thereto;

                (iii) All Licenses and permits used in or relating to the ownership, occupancy or operation of any part of the Facilities;

                (iv) Any developer's, declarant's, or owner's interests under any operating agreements or reciprocal easement agreements or other similar agreements affecting and/or benefiting the Facilities;

                (v) Debtor's interest as owner under the Management Agreement as and to the extent provided in the Asignment Agreement; and

                (vi) All leases of space (if any) in the Facilities to tenants thereof.

         "Borrower" shall mean, Marriott Residence Inn II Limited Partnership, a Delaware limited partnership.

         "Assignment Agreement" shall mean that certain Consent, Assignment and Assumption Agreement dated as of the date of the Master Lease by and among Borrower, Debtor and Manger.

         "Facilities" shall mean those certain hotel facilities described on Exhibit A attached hereto.

         "Fixed Asset Supplies" shall have the meaning given such term under the Uniform System.

         "Master Lease" shall mean that certain Master Hotel Lease Agreement dated as of August_____, 2002, pursuant to which, among other things, Borrower will lease to Debtor the Facilities, together with all future modifications and amendments thereto.

         "Initial Working Capital" shall mean existing Working Capital acquired by Debtor from Borrower as of the commencement of the Master Lease.

         "Inventories" shall have the definition given it in the Uniform System, such as provisions (if any) in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         "Licenses" shall mean all licenses, operating permits and other governmental authorizations and all contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facilities.

         "Manager" shall mean Residence Inn By Marriott, Inc., a Delaware corporation

         "Management Agreement" shall mean that certain Amended and Restated Management Agreement by and between Debtor and Manager.

         "Uniform System" shall mean the Uniform System of Accounts for the Lodging Industry (9th Revised Edition 1996) as published by the Hotel Association of New York City, Inc., as the same may hereafter be revised.

         "Working Capital" shall mean working capital (including (a) Inventories, Fixed Asset Supplies, and net receivables due from the Manager, and
(b) accounts payable, accrued payroll expenses and other accrued expenses related to the Facilities).

         THIS FINANCING STATEMENT IS BEING FILED FOR INFORMATIONAL PURPOSES ONLY. THE PROPERTY DESCRIBED IN THIS FINANCING STATEMENT IS BEING ACQUIRED BY DEBTOR FROM BORROWER SUBJECT TO THE CONTINUING SECURITY INTEREST OF THE SECURED PARTY THEREIN